VOYAGEUR MUTUAL FUNDS

Registration No. 811-07742
FORM N-SAR
Semi-Annual Period Ended February 28, 2010

SUB-ITEM 77C:  Submission of matters to a vote of security holders

At Joint Special Meetings of Shareholders of Voyageur Mutual Funds (the "Trust"), on behalf of
Delaware Minnesota High-Yield Municipal Bond Fund, Delaware National High-Yield Municipal
Bond Fund, Delaware Tax-Free California Fund, Delaware Tax-Free Idaho Fund, and Delaware
Tax-Free New York Fund (the "Funds"), the shareholders of the Funds voted to (i) elect a Board of Trustees for the Trust at a meeting held on November 12, 2009 and reconvened to March 16,
2010; and (ii) to approve a new investment advisory agreement for Delaware Minnesota High-
Yield Municipal Bond Fund, Delaware National High-Yield Municipal Bond Fund, Delaware Tax-
Free Idaho Fund, and Delaware Tax-Free New York Fund at a meeting held on November 12,
2009 and reconvened to December 4, 2009, and for Delaware Tax-Free California Fund at a
meeting held on November 12, 2009 and reconvened to December 17, 2009.  At the meeting, the following people were elected to serve as Independent Trustees: Thomas L. Bennett, John A.
Fry, Anthony D. Knerr, Lucinda S. Landreth, Ann R. Leven, Thomas F. Madison, Janet L.
Yeomans, and J. Richard Zecher.  In addition, Patrick P. Coyne was elected to serve as an
Interested Trustee.

The following proposals were submitted for a vote of the shareholders:

1. To elect a Board of Trustees for the Trust.

A quorum of the shares outstanding was present, and the votes passed with a majority of those shares.  The results were as follows:

Thomas L. Bennett

SHARES VOTED FOR 27,534,201.174
PERCENTAGE OF OUTSTANDING SHARES 64.687%
PERCENTAGE OF SHARES VOTED 94.418%
SHARES WITH AUTHORITY WITHHELD 1,627,955.392
PERCENTAGE OF OUTSTANDING SHARES 3.825%
PERCENTAGE OF SHARES VOTED 5.582%

Patrick P. Coyne

SHARES VOTED FOR 27,538,840.631
PERCENTAGE OF OUTSTANDING SHARES 64.698%
PERCENTAGE OF SHARES VOTED 94.433%
SHARES WITH AUTHORITY WITHHELD 1,623,315.935
PERCENTAGE OF OUTSTANDING SHARES 3.814%
PERCENTAGE OF SHARES VOTED 5.567%

John A. Fry

SHARES VOTED FOR 27,541,310.882
PERCENTAGE OF OUTSTANDING SHARES 64.704%
PERCENTAGE OF SHARES VOTED 94.442%
SHARES WITH AUTHORITY WITHHELD 1,620,845.684
PERCENTAGE OF OUTSTANDING SHARES 3.808%
PERCENTAGE OF SHARES VOTED 5.558%

Anthony D. Knerr

SHARES VOTED FOR 27,543,108.286
PERCENTAGE OF OUTSTANDING SHARES 64.708%
PERCENTAGE OF SHARES VOTED 94.448%
SHARES WITH AUTHORITY WITHHELD 1,619,048.280
PERCENTAGE OF OUTSTANDING SHARES 3.804%
PERCENTAGE OF SHARES VOTED 5.552%

Lucinda S. Landreth

SHARES VOTED FOR 27,542,973.819
PERCENTAGE OF OUTSTANDING SHARES 64.708%
PERCENTAGE OF SHARES VOTED 94.448%
SHARES WITH AUTHORITY WITHHELD 1,619,182.747
PERCENTAGE OF OUTSTANDING SHARES 3.804%
PERCENTAGE OF SHARES VOTED 5.552%

Ann R. Leven

SHARES VOTED FOR 27,540,505.439
PERCENTAGE OF OUTSTANDING SHARES 64.702%
PERCENTAGE OF SHARES VOTED 94.439%
SHARES WITH AUTHORITY WITHHELD 1,621,651.127
PERCENTAGE OF OUTSTANDING SHARES 3.810%
PERCENTAGE OF SHARES VOTED 5.561%

Thomas F. Madison

SHARES VOTED FOR 27,534,959.779
PERCENTAGE OF OUTSTANDING SHARES 64.689%
PERCENTAGE OF SHARES VOTED 94.420%
SHARES WITH AUTHORITY WITHHELD 1,627,196.787
PERCENTAGE OF OUTSTANDING SHARES 3.823%
PERCENTAGE OF SHARES VOTED 5.580%

Janet L. Yeomans

SHARES VOTED FOR 27,539,087.174
PERCENTAGE OF OUTSTANDING SHARES 64.698%
PERCENTAGE OF SHARES VOTED 94.434%
SHARES WITH AUTHORITY WITHHELD 1,623,069.392
PERCENTAGE OF OUTSTANDING SHARES 3.814%
PERCENTAGE OF SHARES VOTED 5.566%

J. Richard Zecher

SHARES VOTED FOR 27,532,297.843
PERCENTAGE OF OUTSTANDING SHARES 64.683%
PERCENTAGE OF SHARES VOTED 94.411%
SHARES WITH AUTHORITY WITHHELD 1,629,858.723
PERCENTAGE OF OUTSTANDING SHARES 3.829%
PERCENTAGE OF SHARES VOTED 5.589%

2. To approve a new investment advisory agreement for each separate series of the Trust.

A quorum of the shares outstanding was present, and the votes passed with a majority of those shares.  The results were as follows:

Delaware Minnesota High-Yield Municipal Bond Fund

SHARES VOTED FOR 6,910,587.530
PERCENTAGE OF OUTSTANDING SHARES 49.779%
PERCENTAGE OF SHARES VOTED 68.802%
SHARES VOTED AGAINST 194,397.369
PERCENTAGE OF OUTSTANDING SHARES 1.401%
PERCENTAGE OF SHARES VOTED 1.935%
SHARES ABSTAINED 315,809.744
PERCENTAGE OF OUTSTANDING SHARES 2.274%
PERCENTAGE OF SHARES VOTED 3.145%

Delaware National High-Yield Municipal Bond Fund

SHARES VOTED FOR 3,610,477.879
PERCENTAGE OF OUTSTANDING SHARES 40.739%
PERCENTAGE OF SHARES VOTED 67.476%
SHARES VOTED AGAINST 94,516.225
PERCENTAGE OF OUTSTANDING SHARES 1.066%
PERCENTAGE OF SHARES VOTED 1.766%
SHARES ABSTAINED 127,978.565
PERCENTAGE OF OUTSTANDING SHARES 1.445%
PERCENTAGE OF SHARES VOTED 2.392%

Delaware Tax-Free California Fund

SHARES VOTED FOR 3,161,738.551
PERCENTAGE OF OUTSTANDING SHARES 42.260%
PERCENTAGE OF SHARES VOTED 67.222%
SHARES VOTED AGAINST 113,090.044
PERCENTAGE OF OUTSTANDING SHARES 1.512%
PERCENTAGE OF SHARES VOTED 2.404%
SHARES ABSTAINED 269,836.501
PERCENTAGE OF OUTSTANDING SHARES 3.606%
PERCENTAGE OF SHARES VOTED 5.737%

Delaware Tax-Free Idaho Fund

SHARES VOTED FOR 4,722,925.538
PERCENTAGE OF OUTSTANDING SHARES 50.058%
PERCENTAGE OF SHARES VOTED 67.836%
SHARES VOTED AGAINST 490,745.060
PERCENTAGE OF OUTSTANDING SHARES 5.202%
PERCENTAGE OF SHARES VOTED 7.049%
SHARES ABSTAINED 198,509.218
PERCENTAGE OF OUTSTANDING SHARES 2.104%
PERCENTAGE OF SHARES VOTED 2.851%

Delaware Tax-Free New York Fund

SHARES VOTED FOR 1,323,953.644
PERCENTAGE OF OUTSTANDING SHARES 45.593%
PERCENTAGE OF SHARES VOTED 67.540%
SHARES VOTED AGAINST 18,938.743
PERCENTAGE OF OUTSTANDING SHARES 0.652%
PERCENTAGE OF SHARES VOTED 0.966%
SHARES ABSTAINED 60,164.796
PERCENTAGE OF OUTSTANDING SHARES 2.072%
PERCENTAGE OF SHARES VOTED 3.069%

In a press release on August 19, 2009, Lincoln National Corporation announced that one of its subsidiaries signed a stock purchase agreement to sell ownership of Delaware Management
Holdings, Inc. and its subsidiaries (also known by the marketing name of Delaware Investments), including Delaware Management Company, a series of Delaware Management Business Trust
(the "Manager"), to Macquarie Group (the "Transaction"). On January 4, 2010, the Transaction
was completed and the new investment advisory agreements between the Funds and the
Manager that were approved by the shareholders became effective. Delaware Management
Holdings, Inc. is a subsidiary, and subject to the ultimate control, of Macquarie Group. Macquarie
Group, with headquarters in Sydney, Australia, is a global provider of banking, financial, advisory, investment and fund management services.

SUB-ITEM 77Q.1:  Exhibits

Exhibit Reference

77.Q.1.1 Certificate of Amendment to Agreement and Declaration of Trust of
Voyageur Mutual Funds dated August 18, 2009, attached as Exhibit.